SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 19, 2000

                                  Piranha, Inc.
             (Exact name of registrant as specified in its charter)

Delaware                             0-20190                          36-3859518
(State or other jurisdiction       (Commission                     (IRS Employer
of incorporation)                  File Number)              Identification No.)

          33 North LaSalle Street, 33rd Floor, Chicago, Illinois 60602
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code: 312-664-7852

          1350 N. Lake Shore Drive, Suite 315, Chicago, Illinois 60610 (Former name or former address, if changed since last report.)


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                    Information To Be Included in the Report

Item 5. Other Events.

         On May 19, 2000, the Company filed its application for listing on the NASDAQ National Market. The Company currently uses the symbol BYTE in the over-the-counter market and has requested that this symbol be continued once its application has been approved.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Piranha, Inc.
                                  (Registrant)

                                  By: /s/ Edward W. Sample
                                          Edward W. Sample, CEO

                                  By: /s/ Richard S. Berger
                                          Richard S. Berger, Secretary and CFO

Date: May 24, 2000